UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

TotalEnergies Marketing Services SAS (“TEMS”), a wholly owned subsidiary of TotalEnergies SE, has decided to replace Karine Boissy-Rousseau and Mathieu Soulas, both of its director designees, with Aimeric Ramadier and Marc de Guilhem de Lataillade, as described below. Accordingly, on September 10, 2025, Ms. Boissy-Rousseau and Mr. Soulas resigned from the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”), effective immediately. Ms. Boissy-Rousseau’s and Mr. Soulas’ resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of New Directors

On September 10, 2025, the Board filled the vacancies created by Ms. Boissy-Rousseau’s and Mr. Soulas’ resignations by appointing Messrs. Aimeric Ramadier and Marc de Guilhem de Lataillade as directors of the Company, effective immediately. Messrs. Ramadier and de Guilhem de Lataillade will not serve as members of any committee of the Board.

Messrs. Ramadier and de Guilhem de Lataillade have been appointed as directors of the Company pursuant to and in accordance with the director designation rights granted to TEMS in the Stock Purchase Agreement between the Company and TEMS, dated May 9, 2018, under which, among other things, TEMS purchased shares representing at the time approximately 25% of the outstanding common stock of the Company, which represented the largest ownership position among shareholders of the Company. Such share purchase and the other transactions and relationships related thereto are described in further detail in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, and in the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2018, and the agreements related to such transactions are filed or incorporated by reference as exhibits to such reports. All such descriptions and agreements are incorporated herein by reference.

Aimeric Ramadier was appointed as senior representative USA for TotalEnergies in September 2025. Prior to that, he was head of Strategy and Supply for the Marketing & Services division, overseeing strategy, M&A, products supply policy, innovation, public affairs and advocacy from 2023 to 2025. Before that he was in the Marketing & Services division starting in 2018, where he managed Talent Development (mobility and high-potential programs) before leading operations in Oceania and South-East Asia, managing 12 country affiliates across retail, lubricants, specialties and logistics. Previously, starting in 2016, he joined the exploration & production division as Country Delegate for Australia, Malaysia, and Brunei. Earlier, after he first joined TotalEnergies in 2012, he worked in the Refining & Chemicals division, leading reorganization projects before becoming General Secretary of the La Mède refinery as it was converted into a bio-refinery. Mr. Ramadier began his career in the French civil service, serving in the Ministry for Public Administration and State Reform, before becoming Advisor to the French Presidency in 2007. Mr. Ramadier is a graduate of France’s École Nationale d’Administration (“ENA”), Sciences Po Paris, and holds a law degree.

Marc de Guilhem de Lataillade has served as Vice President Biogas in the Gas, Renewables and Power business segment of TotalEnergies since September 2024. Prior to that, he was General Manager of TotalEnergies LNG Services France since September 2022. Before that he was Vice President Gas Renewables and Power in China, where he led the development of renewables and LNG activities in China from 2018 to 2022. Prior to that, he was Vice President of solar Utility Power Plants at TotalEnergies Renewables from 2015 to 2018 and General Manager of TotalEnergies Marketing and Services Ethiopia from 2012 to 2015. Mr. de Guilhem de Lataillade is a graduate of the Political Sciences Institute (“IEP”) of Paris.

Messrs. Ramadier and de Guilhem de Lataillade have voluntarily waived their right to receive compensation for their services as directors of the Company. As a result, the Company will not compensate Messrs. Ramadier and de Guilhem de Lataillade pursuant to the Company’s compensation arrangements for its other non-employee directors but rather will only reimburse Messrs. Ramadier and de Guilhem de Lataillade for their reasonable out-of-pocket expenses.

The Company has entered into an indemnification agreement with each of Messrs. Ramadier and de Guilhem de Lataillade in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed or incorporated by reference as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2024. In general, the indemnification agreement provides for, among other things, indemnification of each such person by the Company to the fullest extent authorized or permitted by law, subject to certain limited exceptions.

Except as set forth above, there are no arrangements or understandings between Messrs. Ramadier and de Guilhem de Lataillade and any other person pursuant to which Messrs. Ramadier and de Guilhem de Lataillade were selected as directors of the Company, there are no family relationships between Messrs. Ramadier and de Guilhem de Lataillade and any of the Company’s other directors or executive officers, and Messrs. Ramadier and de Guilhem de Lataillade are not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

On September 11, 2025, the Company issued a press release announcing the changes to its Board described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 11, 2025, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2025	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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